Law Office of Andrea Cataneo Ltd.


81 Meadowbrook Road                             (973) 442-9944 Fax (973)442-9933
Randolph, NJ 07869                                E-Mail:    Andrea@backeast.com

                                    June 14, 2001


Mr. Ed Litwak, President
Cavalcade of Sports Media, Inc.
12868 Via Latina
Del Mar, California 92014

                           Re:      Copyright Research

Dear Mr. Litwak:

As the law firm that conducted copyright research for Cavalcade of Sports Media, Inc., we consent to the inclusion of our firm name in this amended registration statement on Form 10-SB.


Very truly yours,
LAW FIRM OF ANDREA CATANEO LTD.

/s/ Andrea Cataneo, Esq.
By: Andrea Cataneo, Esq.